RELIABILITY INCORPORATED

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Reliability Incorporated

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RELIABILITY INCORPORATED

16400 Park Row

Houston, Texas 77084

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 5, 2004

To the Shareholders of

Reliability Incorporated:

Reliability Incorporated (the “Company”) will hold its 2004 annual meeting of shareholders on May 5, 2004, at 10:00 A.M. Houston time. The meeting will be held at the Company’s offices at 16400 Park Row, Houston, Texas 77084. The purposes of the meeting are:

1.	To elect a Board of Directors to serve until the next annual meeting of shareholders and until their respective successors are elected.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has designated the close of business on March 8, 2004, as the record date for determining which shareholders are entitled to notice of, and to vote at, the meeting.

Whether you expect to attend the meeting in person or not, you are requested to fill in, date and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience. No postage is needed if such envelope is mailed in the United States.

By order of the Board of Directors,

Carl V. Schmidt

Secretary

Date:  March 8, 2004

RELIABILITY INCORPORATED

16400 Park Row

Houston, Texas 77084

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

Solicitation and revocation of proxies

The enclosed proxy is solicited by Reliability Incorporated, a Texas corporation (the “Company”), for use in connection with the 2004 annual meeting of shareholders of the Company. Although proxies will be solicited primarily by mail, employees of the Company may personally aid in such solicitation. The Company will make arrangements with brokerage houses and banks for forwarding proxy materials to the beneficial owners of shares registered in brokers’ and banks’ names. All solicitation costs will be paid by the Company. All properly signed proxies will be voted, and, where a choice has been specified by the shareholder as provided on the proxy, it will be voted in accordance with the specification so made. If no specification is made, the shares will be voted FOR all nominees for director, and in the discretion of the proxy holders on any other matter properly coming before the meeting. Any shareholder giving a proxy may revoke it at any time before it is used at the meeting by giving written notice of revocation to the secretary of the Company or by signing and delivering to the secretary of the Company a proxy bearing a later date.

Proxy materials are expected to be mailed or delivered to shareholders on or about March 22, 2004.

Voting at the meeting

Only holders of record of the Company’s Common Stock (the “Common Stock”) at the close of business on March 8, 2004 will be entitled to vote at the meeting. As of such date, 6,335,965 shares were issued and outstanding and entitled to vote at the meeting. Each share of Common Stock is entitled to one vote; shareholders do not have the right to cumulate their votes with respect to the election of directors.

The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, either in person or represented by proxy, is necessary to constitute a quorum for the transaction of business at the annual meeting. If there are not sufficient shares represented at the meeting to constitute a quorum, the meeting may be adjourned until a specified future date to allow the solicitation of additional proxies. Directors are elected by a plurality of the votes cast at the meeting. The nominees who receive the greatest number of votes will be elected, even though the number of votes received may be less than a majority of the shares represented in person or by proxy at the meeting. Proxies that withhold authority to vote for a nominee and broker non-votes will not prevent the election of such nominee if other shareholders vote for such nominee.

OWNERSHIP OF COMMON STOCK

Principal shareholders

Based on information provided to the Company, as noted below, each of the following persons beneficially owned 5% or more of the 6,335,965 shares of Common Stock outstanding as of February 14, 2004:

Name and address	Voting shares and percent of total outstanding(1)		Dispositive shares and percent of total outstanding(2)
Fidelity Management & Research Company 82 Devonshire Street Boston, MA 02109	666,700	10.52%	666,700	10.52%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	430,600	6.80%	430,600	6.80%
The Qubain Family Trust 28605 Matadero Creek Court Los Altos Hills, CA 94022	362,786	5.73%	362,786	5.73%

(1)	Shares which the shareholder has the power to vote.
(2)	Shares which the shareholder has the power to sell.

Fidelity Low-Priced Stock Fund (“Fund”) owns 666,700 shares of Common Stock of the Company. The Fund’s shares are voted under guidelines established by the Board of Trustees of the Fund. Fidelity Management & Research Company (“Fidelity”), the investment advisor to the Fund, has sole power to sell the Fund’s shares and is deemed the beneficial owner of the shares under the rules of the Securities and Exchange Commission. Members of the Edward C. Johnson, III family control FMR Corp., which owns Fidelity.

Dimensional Fund Advisors Inc. (“Dimensional”), a registered investment advisor, is deemed to have beneficial ownership of 430,600 shares of Common Stock under the rules of the Securities and Exchange Commission. Dimensional furnishes investment advice to four investment companies and serves as an investment manager to certain commingled group trusts and separate accounts. In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the stock of the Company. Dimensional disclaims beneficial (economic) ownership of all such shares.

The Qubain Family Trust acquired shares of Common Stock of the Company in 1998 when the Company issued shares as partial consideration for assets acquired from Basic Engineering Services and Technology Labs, Inc. (“BEST”). BEST subsequently transferred the shares to The Qubain Family Trust, which is the shareholder of BEST.

The information provided above for Fidelity, Dimensional and The Qubain Family Trust is based on filings made with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

The Company’s Employee Stock Savings Plan (the “Plan”) owns a total of 434,296 shares (6.9% of the 6,335,965 shares of Common Stock outstanding as of February 14, 2004) of Common Stock. Each employee of the Company who participates in the Plan may direct the Trustee of the Plan on how to vote the stock beneficially owned by such employee, and, under certain circumstances, the employee can direct the sale of some or all of the shares held for his benefit. No employee owns 5% or more of the Company’s shares through the Plan.

Security ownership of management

As of March 8, 2004, the amount of Common Stock owned by the directors of the Company, the nominees for director, each executive officer named in the compensation table (except Mr. Johnson, an officer who was no longer employed by the Company as of December 31, 2003 and Mr. Howard, who resigned as a director on March 11, 2004) and all directors and officers as a group is shown below.

	Voting and investment power (1)	Amount and nature of beneficial ownership		Percent of class (4)
Name of individual or group		Other beneficial ownership (2)	Stock options exercisable (3)
Larry Edwards	124,600	63,816	246,600	6.18%
W.L. Hampton	8,000	-0-	5,000.18
Thomas L. Langford	20,000	-0-	35,000.78
Philip Uhrhan	5,000	-0-	20,000.36
James M. Harwell	16,249	39,211	101,251	2.23
Carl Schmidt	-0-	691	22,500.33
All executive officers and directors as a group (six persons)(5)	173,849	103,718	430,351	10.06

(1) Each person has the sole power to vote and sell the shares shown in this column except that Mr. Edwards has shared power with his spouse to vote and sell 61,200 of the shares reported above.

(2) Represents shares allocated to the executive officer through his participation in the Company’s Employee Stock Savings Plan (the “Plan”), according to the latest statement for said Plan, which is as of December 31, 2003. Employees have the right to direct the vote of all shares held in the Plan, and, under certain circumstances, an employee can direct the sale of some or all of the shares held for his benefit.

(3) Shares listed in the stock options exercisable column represent shares that are exercisable by the named individual as of March 8, 2004, and within 60 days thereafter under the Company’s stock option plan.

(4) The percent stated in this column is based on the total beneficial ownership of the individual or group as a percent of the 6,335,965 shares of Common Stock outstanding as of March 8, 2004, plus the 701,351 shares acquirable under stock options on, or within 60 days of, March 8, 2004.

(5) Excludes 3,100 shares held by Mr. Howard when he resigned on March 11, 2004.

The Company is not aware of any contract or agreement which may at any subsequent date result in a change in control of the Company.

ELECTION OF DIRECTORS

At the meeting, four directors are to be elected. Each director will hold office until the next annual meeting of shareholders and until his successor is elected and qualifies. The persons named as proxy holders in the accompanying form of proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the persons named in the following table, unless authority to vote for all or any of such nominees is withheld on such proxy. John R. Howard has indicated he will not stand for re-election as a director and resigned as a director on March 11, 2004 for personal reasons. He has no disagreements with the Company on any matter relating to the Company’s operations, policies or practices. After his resignation, the Board of Directors of the Company was reduced to four members.

Name	Director since	Age	Other positions and offices presently held with the Company (and other principal occupation, if different)
Larry Edwards	1995	62	Chairman of the Board of Directors, President and Chief Executive Officer
W.L. Hampton	1984	74	(Retired)
Thomas L. Langford	1980	62	(Group Vice President, Consolidated Contractors International Co. S.A.L.)
Philip Uhrhan	1997	54	(Vice President—Finance, Solvay America, Inc.)

Mr. Edwards has been President and Chief Executive Officer of the Company since 1993 and has been a Director and Chairman of the Board of Directors since 1995. From 1990 to 1993, he served as President and Chief Operating Officer of the Company. Mr. Edwards joined the Company in 1977 as Manager of Engineering, Planning and Manufacturing Systems, and subsequently held the positions of Vice President—Operations, Corporate Vice President—Systems, and Executive Vice President—Systems.

Mr. Hampton has been a Director of the Company since 1984. Mr. Hampton was President of S.I.P. Engineering, Inc., an engineering and construction company, from 1984 until his retirement in 1993.

Mr. Langford has been a Director of the Company since 1980. Mr. Langford’s principal occupation has been that of Group Vice President of Consolidated Contractors International Co. S.A.L., an engineering and construction company, since February 2001. He was Executive Vice President of Stone and Webster, Inc., a professional engineering, construction and consulting company, from 1997 to July 2000. In June 2000, Stone and Webster, Inc. filed a Chapter 11 Bankruptcy, and Mr. Langford served, from July 2000 until January 2001 as President and Chief Restructuring Officer of the Debtor in Possession of Stone and Webster. From 1991 until 1996, Mr. Langford was President of Parsons Corporation, an engineering and construction company.

Mr. Uhrhan has been a Director of the Company since 1997. Mr. Uhrhan’s principal occupation has been that of Vice President—Finance of Solvay America, Inc., a chemical and pharmaceuticals company, since 1996. Mr. Uhrhan was a Partner with Ernst & Young LLP for more than five years prior to his employment by Solvay America, Inc.

Management believes that each person proposed to be elected a director is willing and able to serve if elected. If a situation arises in which any nominee is unable or unwilling to serve, proxies will be voted for a nominee selected by the Board of Directors of the Company.

Board of Directors’ meetings and committees

The Company’s Board of Directors held four meetings during 2003. All incumbent directors attended 75% or more of the meetings of the Board of Directors. The Company has a standing audit committee and compensation committee, but does not have a nominating committee. As a general matter, Board members are expected to attend Reliability’s annual meetings and all members attended the 2003 annual meeting.

The Company’s audit committee, composed of independent directors Messrs. Langford, Howard and Uhrhan, held three meetings during 2003 and each member attended all meetings. The audit committee reviews and approves all services to be performed by independent auditors and the fees therefor, consults with independent auditors and management with respect to internal controls and other financial matters and reviews the results of the year-end audit and other reports of independent auditors. The audit committee is governed by a written charter approved by the Board of Directors. Additional information regarding the functions performed by the committee is set forth below in the “Report of the Audit Committee.”

Audit Committee Financial Expert. The Board has determined that the Company has two audit committee financial experts, as defined by the Securities and Exchange Commission, serving on its audit committee. Mr. Uhrhan, Chairman of the committee, and Mr. Langford qualify as financial experts and both are independent, as independence for audit committee members is defined by the Securities and Exchange Commission and in the National Association of Securities Dealers’ listing standards, as those standards have been modified or supplemented.

The compensation committee, composed of Messrs. Hampton and Howard, met two times during 2003. Both members attended both meetings. The compensation committee reviews executive compensation and benefit plans, recommends changes therein, and makes recommendations to the Board of Directors concerning executive salaries, incentive plans and options to be granted to executives under the Company’s stock option plan. The Compensation Committee Report is included below.

The Company does not have a separately designated standing nominating committee, nor does it maintain a charter for such a committee. For the 2004 Annual Meeting, the incumbent independent directors (Messrs. Howard, Langford, Hampton and Uhrhan) functioned as the nominating committee. Given the size of the Board of Directors, the Board does not deem it appropriate to have a separate nominating committee, and all continuing independent (as defined by the National Association of Securities Dealers) members of the Board serve as the nominating committee. While the nominating committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders. Nominations by stockholders should be submitted to the Secretary of the Company by the last day of December preceding the Annual Meeting. Nominations should include the candidate’s name, contact information, relevant biographical information, including qualifications, and whether the proposed nominee is willing to accept nomination and to serve as a director. The Board of Directors met on February 18, 2004 to nominate persons for election as directors at the 2004 Annual Meeting.

Audit Committee Report

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors includes three directors, all of whom are independent, as defined by the standards of the Nasdaq® stock exchange. Management has the primary responsibility for the preparation of financial statements and maintaining the reporting process, including implementing and maintaining the systems of internal controls. The Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements. The Committee operates under a charter approved by the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report and considered the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

The Committee met three times during the year ended December 31, 2003, and the Committee Chairman, or his designee in the case of the second fiscal quarter, on behalf of the Committee, reviewed with the independent auditors the interim financial information included in the March 31, June 30, and September 30, 2003 Form 10-Qs prior to their being filed with the Securities and Exchange Commission. The Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act, the revised rules of the SEC and the new corporate governance listing standards of the NASDAQ regarding audit committee policies. The Committee adopted an amendment to its charter on February 18, 2004 to implement these new rules and standards. A copy of this amended charter is attached to this proxy statement.

The independent auditors provided the Committee a written statement describing the relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” The Committee also discussed with the auditors any relationships that may impact their objectivity and independence and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, “Communications with Audit Committees.”

With and without management present, the Committee discussed and reviewed the results of the independent auditors’ examination of the Company’s December 31, 2003 financial statements. The discussion included matters related to the overall scope and plans for the audit, plans for conducting the audit and other items such as the selection of significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in emerging areas, the process used by management in formulating accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Committee reviewed the Company’s audited financial statements as of and for the year ended December 31, 2003, and discussed them with management and the independent auditors. Based on such review and discussions, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Philip Uhrhan, Chairman

Thomas L. Langford

John R. Howard

Compensation Committee Report on Executive Compensation

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of Reliability Incorporated submits this report on executive compensation to the Board of Directors and the Company’s shareholders. This report covers components of executive compensation and the bases for the Committee’s compensation decisions. The Committee’s goals are to establish compensation for executive officers that ensures a fair and competitive salary and additional incentive compensation which is related directly to the financial success of the Company and the performance of the officers and to motivate executive personnel to achieve corporate objectives. A fundamental principle of the compensation program is to align the amount of an executive’s total compensation with his contribution to the success of the Company. The program has the following components:

Base salary

Salaries for the chief executive officer (“CEO”) and each other executive officer are set annually. The Committee strives to set salaries that are competitive with those paid by companies of similar size and revenue in the industry. The Company utilizes the currently available American Electronics Association Executive Compensation Survey (“AEA Survey”) to determine appropriate and competitive salaries.

The Committee reviews the overall financial performance of the Company, its gross, operating and net profits, the performance of the Company’s officers, and the business plan for the upcoming year, as well as the applicable AEA Survey, to determine appropriate and competitive base salaries (“salaries”). The Committee considered salaries paid by other companies of similar size and revenues to determine market rate salary, excluding incentive compensation, using the 25th percentile results of the AEA Compensation Survey.

In 2003, there were no salary increases for the CEO or any executive officer because of the Company’s financial performance for 2002. In August 2002, the board of directors approved restructuring actions to improve the Company’s cost structure. As a result, the salaries of the CEO and all executive officers were reduced by 15%. The level of the Company’s losses in 2002 and 2003 resulted in the CEO and executive officers receiving total compensation for 2002 and 2003 at amounts below the 25th percentile of the AEA Survey. The level of the Company’s income in 2000 resulted in the CEO and executive officers receiving total compensation somewhat below the 75th percentile in 2000.

Short-term incentive compensation

In addition to base salary, the Company has an incentive plan which applies to the CEO, all other executive officers, the directors and all salaried employees of the Company. The incentive plan has three components:

1.	a quantitative measure based on income before income tax of:

(a)	the Company as a whole in the case of the CEO and certain other executive officers; or

(b)	the subsidiary, industry segment or division (“Profit Center”) of the Company for which the executive is responsible;

2.	a qualitative measure, which is an evaluation of each individual’s performance during the year, made by the Committee for the CEO and by the CEO for all other executive officers; and

3.	a target incentive which is a quantitative percent of base salary.

The Committee’s approach to incentive bonuses is to establish incentives at a pay-for-performance level which allows the executive to be compensated in total at a competitive rate. Each year the Committee establishes the target bonus for the CEO and each executive officer and approves the payment of bonuses, if any, based on achieving predetermined goals. The CEO and executive officers are only eligible for bonuses when the Company as a whole and/or the Profit Center for which such officer is responsible reports income before income taxes as a percent of revenues equal to or greater than 5%.

1.	Target incentives, for 2003, ranged from 40% of base salary for the CEO to 30% for executive officers. The Company and its Profit Centers reported losses in 2003, thus no bonuses were paid to the CEO or any other executive officer.

2.	Target incentives, for 2002, ranged from 40% of base salary for the CEO to 30% for executive officers. The Company and its Profit Centers reported losses in 2002, thus no bonuses were paid to the CEO or any other executive officer.

There were no incentive bonuses paid to salaried employees in 2003 or 2002, due to the fact that the Company and its Profit Centers reported losses.

Stock based compensation

The Company’s long-term compensation program consists of options granted under the Company’s Amended and Restated 1997 Stock Option Plan. The Committee encourages stock ownership by executives and managers so that they have a vested interest in the growth and profitability of the Company. Stock options are used as a component of the total compensation package to reward performance, to equalize benefits with those offered by comparable companies and to encourage key personnel to remain with the Company. In addition, stock options emphasize the objective of increasing shareholder value and encourage share ownership by management in accordance with established guidelines. In general, options granted to the CEO and executives vest in installments over a period of approximately two to three years. The option agreements encourage the CEO and executives to own shares with a market value, at date of grant, equivalent to one times base annual compensation. If the executive does not own the required number of shares on the date the applicable installment would vest, the option installment expires or the exercise period for certain unexercised shares is shortened from ten years to two to three years.

The Board of Directors functions as the administrative committee for the Option Plan and consults with the Committee and grants options based on its subjective determination of the relative current and future contribution that each optionee has made or may make to the long-term goals of the Company.

Benefits

The CEO and other executive officers are not entitled to any additional benefits which are not also provided to all full-time salaried employees.

Respectfully submitted,

W.L. Hampton, Chairman

John R. Howard

Code of Business Conduct and Ethics

The Company adopted a Code of Business Conduct and Ethics on February 18, 2004 that applies to all of the Company’s employees, officers and directors, including its principal executive officer and principal financial and accounting officer, or persons performing similar functions. This Code of Business Conduct and Ethics is attached to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 as Exhibit 14.1.

The Company intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or a waiver from, a provision of its Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions and that relates to any element of the code definition enumerated in Securities and Exchange Regulation S-K, Item 406(b) by posting such information on the Company’s web site at http://www.relinc.com within five business days following the date of the amendment or waiver.

COMPENSATION OF EXECUTIVES

Summary compensation table

The following table provides information as to the compensation paid by the Company and its subsidiaries, during fiscal years 2003, 2002 and 2001 to the chief executive officer and the three other highest paid executive officers and directors whose remuneration exceeded $100,000 in 2003.

	Annual compensation			Long-term compensation
(a)	(b)	(c)	(d)	(g)	(i)
Name and principal position	Year	Salary	Annual bonus	Securities underlying options (#)	All other compensation(1)
Larry Edwards, President, Chairman of the Board, and Chief Executive Officer	2003 2002 2001	$169,988 188,452 198,454	$ — — —	50,000 — 70,000	$5,100 5,100 5,100

James M. Harwell, Executive Vice President	2003 2002 2001	$103,870 115,150 121,046	— — —	25,000 — 30,000	3,116 3,455 4,970

J.E. (Jim) Johnson (2) Former Vice President	2003 2002 2001	$146,811 108,540 115,520	— — —	25,000 — 30,000	1,657 3,256 4,777

Carl Schmidt, (3) Chief Financial Officer	2003 2002 2001	$102,102 7,839 N/A	— — N/A	25,000 15,000 N/A	1,532 — N/A

In 2001, 2002 and 2003, the Company did not provide any other compensation or long-term compensation plans for executive officers; thus columns (e), (f) and (h) are omitted from the above table.

(1)	Amounts shown in this column represent the Company’s matching and annual profit sharing contributions to the Employee Stock Savings Plan for the benefit of the named individual.

(2)	Mr. Johnson was employed by the Company through October 2003 and his compensation for 2003 includes $63,467 of accumulated vacation pay and separation pay.

(3)	Mr. Schmidt joined the Company in December 2002.

The Company sponsors an Employee Stock Savings Plan (the “Plan”). All U.S. employees of the Company who have been employed for six months are covered by the Plan. The Plan allows an employee to contribute up to 100% of defined compensation to the Plan. The Company matches employee contributions at a rate equal to 50% of the employee’s contributions, but the Company’s matching contribution is limited to 2% of the employee’s defined compensation. The Company also makes a contribution in an amount equal to 1% of the defined compensation of all participants. In addition, the Company may make additional voluntary profit sharing contributions based on the consolidated profits of the Company. The maximum voluntary profit sharing contribution is 5% of compensation. The Company did not make an additional voluntary profit sharing contribution in 2003, 2002 or 2001.

The Company has no long-term compensation plans, awards or arrangements, except for the Amended and Restated 1997 Stock Option Plan. The Company has no stock appreciation rights or option plans. The Company has no long-term incentive plan, defined benefit or actuarial plan, employment contracts or termination of employment or change in control agreements with any executive officer.

Compensation to directors

Through October 2003, non-employee directors were paid a fee of $1,000 per month. In November 2003, the directors voted to reduce their monthly compensation by 15%, similar to the reductions imposed on the executive officers. Directors also participate in an incentive bonus program similar to the bonus program described in the Compensation Committee Report and participate in the Amended and Restated 1997 Stock Option Plan. In November 2003, each non-employee director was granted options to purchase 15,000 shares of Common Stock. Each option was granted at the fair market value of the Company’s Common Stock on the date of grant. In 2003, the Company was not profitable; thus the directors did not receive a bonus for 2003.

Stock Option Plan

Under the Amended and Restated 1997 Stock Option Plan (“Option Plan”), option grants are available for officers, directors and key employees. The objectives of the Option Plan are to promote the interests of the Company by providing an ownership incentive to officers, directors and key employees, to reward outstanding performance, and to encourage continued employment.

Under the Option Plan, the Board of Directors, which acts as Plan Administrator, determines the officers, directors and key employees to whom options are granted, the type of options, the number of shares covered by such options and the option vesting schedule. The Option Plan provides for the grant of stock options to purchase an aggregate of up to 1,500,000 shares of the Company’s Common Stock. All options are issued at market value on the date of the grant.

The Board of Directors granted options to employees to purchase 235,000 and 15,000 shares of Common Stock in 2003 and 2002, respectively. At December 31, 2003, options outstanding covered a total of 839,000 shares of Common Stock. At December 31, 2003, options covering 531,000 shares, including 45,000 shares exercisable by outside directors, were exercisable, and options covering 308,000 shares were not yet exercisable. The purchase prices for the shares covered by existing unexercised options ranged from $1.10 to $4.88, which were market values on the date of grant.

Option grants in last fiscal year

The Options Grant in Last Fiscal Year table presents the options granted to the CEO and each of the named executive officers during 2003. Each option was granted at the fair market value of the Company’s Common Stock on the date of the grant. Additionally, options to purchase 75,000 shares of Common Stock were granted to six other key employees of the Company during 2003.

Option Grants in Last Fiscal Year

The following table shows all grants of options to acquire shares of Reliability Common Stock granted to the executive officers listed in the Summary Compensation Table for the fiscal year ended December 31, 2003.

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Reliability Employees in Fiscal Year	Exercise or Base Price ($/Share)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
					5%(3)	10%(3)
Larry Edwards	50,000	21.28%	$1.17	July 2013	$36,790	$93,234
James M. Harwell	25,000	10.64%	1.17	July 2013	18,395	46,617
J.E. (Jim) Johnson	25,000	10.64%	1.17	July 2013	18,395	46,617
Carl V. Schmidt	25,000	10.64%	1.17	July 2013	18,395	46,617

(1)	The options granted are exercisable 50% in February 2004 and 50% in March 2005.
(2)	The options were granted at an exercise price equal to the fair market value of Reliability stock on the grant date, based on the closing price on that date.
(3)	Potential realizable value assumes that the Common Stock appreciates at the rate shown (compounded annually) from the grant date until the option expiration date. It is calculated based on SEC requirements and does not represent the estimated growth of the future stock price by Reliability nor the present value of the stock options.

Aggregate option exercises in 2003 and outstanding stock option values as of December 31, 2003

The following table discloses, for the executive officers named in the above tables, information regarding options to purchase the Company’s Common Stock which were exercised during 2003 and options to purchase the Company’s Common Stock held at the end of 2003.

Name	Shares acquired on exercise	Value realized upon exercise	Number of securities underlying unexercised options at 12/31/03		Value of unexercised in-the- money options at 12/31/03 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
(a)	(#) (b)	(c)	(#) (d)	(#) (e)	(f)	(g)
Larry Edwards	—	$—	198,600	73,000	—	—
James M. Harwell	—	—	78,751	35,000	—	—
J.E. (Jim) Johnson	—	—	—	—	—	—
Carl Schmidt	—	—	5,000	35,000	$400	$800

(1)	The amounts, if any, in these columns are calculated using the difference between the exercise price and the closing price ($1.18) for the Common Stock on The Nasdaq Stock Market on December 31, 2003 of in-the-money stock options.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Performance graph

The following performance graph compares the five year cumulative total return to shareholders for the Company’s Common Stock to (1) the Nasdaq Non-Financial Stocks Index (which includes the Company) and (2) the Nasdaq Stock Market (US) CRSP Total Return Index. The graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 at December 31, 1998 and that all dividends (the Company did not pay any cash dividends) were reinvested.

Comparison of Five-Year Cumulative Total Return

	For Years Ended December 31,
	1998	1999	2000	2001	2002	2003
Reliability Common Stock	$100	66	57	74	24	28
Nasdaq Non-Financial Stocks	100	196	114	88	57	88
Nasdaq Stock Market Total Return	100	185	112	89	61	92

COMMUNICATIONS WITH OUR BOARD

Any stockholder or interested party who wishes to communicate with the Board of Directors or any specific director(s), including non-management directors, may write to:

Board of Directors

Reliability Incorporated

P.O. Box 218370

Houston, TX 77218

Depending on the subject matter, management will:

a)	Forward the communication to the director or directors to whom it is addressed (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls, and auditing matters, it will be forwarded by management to the Chairman of the audit committee for review);
b)	Attempt to handle the inquiry directly, for example where it is a request for information about the Company or its operations or is a stock-related matter that does not appear to require direct attention by the Board of Directors or an individual director; or
c)	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Board of Directors, the Chairman of the Board will present a summary of all communications received since the last meeting of the Board of Directors that were not forwarded and will make those communications available to any director on request.

Section 16(a) beneficial ownership reporting compliance

The Securities Exchange Act of 1934, as amended, requires that the Company’s directors, executive officers and 10% stockholders (if any) report to the Securities and Exchange Commission certain transactions involving Common Stock. Based solely on a review of Forms 3, 4 and 5 furnished to the Company and representations received from persons subject to such reporting requirements, all filings were timely during the year ended December 31, 2003 with the exception of inadvertent late filings of Form 4 for all executive officers and directors in connection with a stock option grant in July 2003, and the late filing of a Form 4 to reflect a stock acquisition by Mr. Howard in September 2003.

Compensation Committee interlocks and insider participation

The compensation committee is composed of Messrs. Hampton and Howard. Neither of such persons is or has been an officer or employee of the Company or any of its subsidiaries. No director or executive officer of the Company serves as a director (or a member of the compensation committee or other group performing equivalent functions) of another entity, any of whose executive officers or directors serves as a director of the Company.

Independent Auditors and Audit Fees

Ernst & Young LLP served as the Company’s independent auditors for fiscal 2003. A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement if (s)he so desires and will be available to answer appropriate stockholder questions. The audit committee is holding discussions with Ernst & Young regarding their appointment as auditors for 2004.

Fees Paid to Ernst & Young

The following table sets forth the aggregate fees billed by Ernst & Young LLP for professional services rendered during 2003 and 2002:

Fee category	2003	2002
Audit fees	$93,000	$88,000
Audit-related fees	14,000	19,000
Tax fees:
Tax compliance/preparation	21,000	24,000
Other tax services	—	37,000

Total tax fees	21,000	61,000
All other fees	4,000	19,000

Total fees	$132,000	$187,000

Audit Fees: Consists of fees billed for professional services rendered for the audit of Reliability’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP.

Audit-Related Fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Reliability’s consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits and consultations concerning financial accounting and reporting standards.

Tax Fees: Consists of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal, state and international tax compliance and assistance related to the impact of mergers, acquisitions and divestitures on tax return preparation. Other tax services consist of fees billed for other miscellaneous tax consulting and planning.

All Other Fees: Consists of services provided in connection with winding down the operations of the Company’s former Costa Rica subsidiary.

Pre-Approval Policies and Procedures for Audit and Non-Audit Services.

The Audit Committee has developed policies and procedures concerning its pre-approval of the performance of audit and non-audit services for the Company by Ernst & Young LLP. These policies and procedures provide that the Chairman of the Audit Committee must pre-approve 100% of all audit and permitted non-audit services (including the fees and terms thereof). The Chairman reports all such services approved to the full Audit Committee at its next meeting. In pre-approving all audit services and permitted non-audit services, the Audit Committee or a delegated member must consider whether the provision of the permitted non-audit services is comparable with maintaining the independence of Ernst & Young LLP and its status as the Company’s independent auditors.

THE TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors has no knowledge of business which will be presented for consideration at this meeting other than that described above. If any other business properly comes before the meeting or any adjournment, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting the proxy.

Proposals by shareholders for 2005 annual meeting of shareholders

Eligible shareholders desiring to present proposals to the shareholders of the Company at the 2005 annual meeting of shareholders, and to have such proposals included in the Company’s proxy statement and proxy, must submit their proposals to the Company so as to be received no later than November 26, 2004, and must otherwise comply with Rule 14(a)-8 under the Securities Exchange Act of 1934.

By order of the Board of Directors,

Larry Edwards

Chairman

Date: March 8, 2004

THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS SOLICITED, ON WRITTEN REQUEST FROM SUCH PERSON DELIVERED TO INVESTOR RELATIONS MANAGER, P.O. BOX 218370, HOUSTON, TEXAS 77218, A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 2003.

RELIABILITY INCORPORATED

PROXY STATEMENT

APPENDIX A

RELIABILITY INCORPORATED

AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the Reliability Incorporated Audit Committee.

•	The committee shall be comprised of members of, and appointed by, the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent as long as neither they nor any family member accept any consulting, advisory, or other compensatory fee from the Company except director and committee fees, and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the stock exchange listing standards.

•	All committee members shall be financially literate, and at least one member shall be a “financial expert” as defined by SEC regulations, and “financially sophisticated” as defined by the National Association of Securities Dealers.

Purpose

The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s independent auditor; the independent auditor’s qualifications and independence; and the Company’s compliance with ethics policies and legal regulatory requirements.

•	In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company.

•	In performing its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Duties and Responsibilities

In carrying out its oversight responsibilities, the committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The following principal duties and responsibilities are set forth as a guide, with the understanding that the committee may supplement them as appropriate:

•	Discuss with management and the independent auditor the Company’s annual audited financial statements on Form-10K and quarterly financial statements on Form-10Q, including disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, any certification, report, opinion or review rendered by the independent auditor and its judgment about the quality, not just the acceptability of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures.

RELIABILITY INCORPORATED

PROXY STATEMENT

APPENDIX A

•	Discuss with management and the independent auditor earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Have sole authority and responsibility for the appointment, retention, termination, compensation, and oversight of the work of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting. The committee shall pre-approve all audit and non-audit services, fees and terms provided by the independent auditor and assure disclosure of all approved non-audit services performed by the independent auditor. The committee shall not engage the independent auditor to perform the specific non-audit services proscribed by law or regulation. The committee may delegate pre-approval authority to one or more members of the audit committee. The decisions of any audit committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

•	Obtain and review annually a written report from the independent auditor describing: the auditing firm’s internal quality control procedures; any material issues raised within the preceding five years by the auditing firm’s internal quality control reviews, peer reviews, or by any inquiry or investigation by governmental or professional authorities relating to any audit conducted by the firm; steps taken by the auditing firm to address any issues of the foregoing reviews.

•	Assess auditor independence by reviewing, at least annually, all relationships between the independent auditor and the Company, as required by the Independence Standards Board.

•	Discuss with the independent auditor the overall scope and plans for its respective audits, including the adequacy of staffing and compensation.

•	Set clear hiring policies for employees or former employees of the independent auditor which meet SEC regulations and stock exchange listing standards.

•	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review with management and the independent auditor the selection, application and disclosure of critical accounting policies, estimates and practices of the Company, including alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, and other material written communications between the auditor and management.

•	Review with management and the independent auditor the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

•	Periodically meet separately with management and with the independent auditor to discuss any issues, audit problems, or other concerns warranting committee attention.

•	Review and approve all related-party transactions.

•	Periodically review the Company’s Code of Business Conduct and Ethics and recommend any proposed changes to the Board of Directors.

•	Prepare and publish an annual committee report to be included in the Company’s annual proxy statement, as required by SEC regulations.

RELIABILITY INCORPORATED

PROXY STATEMENT

APPENDIX A

•	Conduct and present to the Board of Directors an annual evaluation of the committee’s performance, including a review of the adequacy of this charter and recommend any proposed changes to the Board for approval.

•	Review with the Company’s legal counsel matters of legal compliance, including corporate trading policies and any legal matter that could have a significant impact on the Company’s financial statements, and receive from the Company’s legal counsel any reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company’s financial statements and for reviewing the Company’s interim financial statements.

RELIABILITY INCORPORATED PROXY

Proxy For Annual Meeting of Shareholders—May 5, 2004

The undersigned hereby appoints Larry Edwards and Carl Schmidt, or either of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of Common Stock of Reliability Incorporated (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the offices of the Company on Wednesday, May 5, 2004, at 10:00 a.m., Houston time, and any adjournment thereof.

1.	Election of Directors:

Nominees:  01    Larry Edwards    02    W. L. Hampton    03    Thomas L. Langford    04    Philip Uhrhan

☐ For All	☐ Withhold All	☐ For All Except*

*For ALL except nominees crossed out

2.	In their discretion, the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.

☐ For	☐ Against	☐ Abstain

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

(Continued and to be signed on reverse side)

This proxy is solicited by the Reliability Incorporated Board of Directors. THIS PROXY WILL BE VOTED AS YOU SPECIFY ON THE REVERSE SIDE. IF NO CONTRARY SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, ALL AS DESCRIBED IN THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

Please sign exactly as your name appears on your stock certificate. When signing as an executor, administrator, trustee or other representative, please sign your full title. All joint owners should sign.

Dated: , 2004
PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Signature

Signature, if held jointly, or office or title held